Exhibit (d)(jj)(1)
SUBADVISORY AGREEMENT
     AGREEMENT made effective the [DAY] day of [MONTH], [YEAR] among Ashmore Investment Management Limited, a private company incorporated in the United Kingdom (“Subadviser”), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (“Investment Adviser”), and Pacific Select Fund, a Massachusetts Business Trust (the “Trust”).
     WHEREAS, the Trust is registered with the Securities and Exchange Commission (“SEC”) as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);
     WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);
     WHEREAS, the Subadviser is registered with the SEC as an investment adviser under the Advisers Act and is authorized and regulated by the United Kingdom Financial Services Authority (together with any successor regulating organization, the “FSA”);
     WHEREAS, the Trust has retained the Investment Adviser to render investment advisory services to the various portfolios of the Trust pursuant to an Advisory Agreement, as amended, and such Agreement authorizes the Investment Adviser to engage a subadviser to discharge the Investment Adviser’s responsibilities with respect to the investment management of such portfolios;
     WHEREAS, the Trust and the Investment Adviser desire to retain the Subadviser to furnish investment advisory services to one or more portfolios of the Trust, and the Subadviser is willing to furnish such services to such portfolios and the Investment Adviser in the manner and on the terms hereinafter set forth; and
     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed among the Trust, the Investment Adviser, and the Subadviser as follows:
     1. Appointment. The Trust and the Investment Adviser hereby appoint the Subadviser to act as subadviser to provide investment advisory services to the portfolios of the Trust listed on Exhibit A attached hereto (individually, a “Portfolio” and together, the “Portfolios”) for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services set forth herein for the compensation herein provided.
          In the event the Investment Adviser wishes to retain the Subadviser to render investment advisory services to one or more portfolios of the Trust other than the Portfolio, the Investment Adviser shall notify the Subadviser in writing and shall revise Exhibit A to reflect such additional portfolio(s). If the Subadviser is willing to render such services, it shall notify the Trust and the Investment Adviser in writing, whereupon such portfolio shall become a Portfolio hereunder, and be subject to this Agreement.

          In connection with such appointment, the Investment Adviser has or will cause to be furnished (or shall, as such documents become available or are amended, promptly furnish or cause to be furnished, which furnishment may be via electronic mail) to the Subadviser copies of each of the following:
               (a) The Trust’s Agreement and Declaration of Trust and all amendments thereto (such agreement, as presently in effect and as it shall from time to time be amended, is herein called the “Agreement and Declaration of Trust”);
               (b) The Trust’s By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the “By-Laws”);
               (c) Resolutions of the Trust’s Board of Trustees (the “Trustees”) authorizing the appointment of the Investment Adviser as the investment adviser and Subadviser as investment sub-adviser and approving the Investment Advisory Agreement and this Agreement;
               (d) The Trust’s written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act;
               (e) The Trust’s most recent prospectus (such prospectus, as presently in effect, and all amendments and supplements thereto are herein called the “Prospectus”);
               (f) The Trust’s most recent statement of additional information (such statement of additional information, as presently in effect, and all amendments and supplements thereto are herein called the “Statement of Additional Information” and the Prospectus and Statement of Additional Information together, the “Registration Statement”);
               (g) Any written procedures, policies and guidelines adopted by the Trust and relevant to the services to be provided by the Subadviser hereunder (“Trust Procedures”); and
               (h) The Investment Advisory Agreement.
          Subject to the provisions of the Agreement, the documents described in Paragraph 1 herein and the 1940 Act and other applicable law, the Subadviser, at its expense, may select and contract with one or more delegates to which it may delegate any of its non-advisory functions, powers, and duties under this Agreement and may also appoint agents to perform, or advise in relation to the performance by it of, any of such services required to be performed or provided by it under this Agreement. The Subadviser will act in good faith in the selection, use and monitoring of other third parties, and any delegation or appointment hereunder shall not relieve Subadviser of any of its obligations under this Agreement. The Subadviser shall be fully liable and responsible for the actions of such delegates and agents as if it had performed these services on its own.
The Subadviser confirms that any such delegation as described in the preceding paragraph will be consistent with this Agreement, the 1940 Act and other applicable law, and the documents described in Section 1 herein, to the extent relevant, including the Trust’s Selective Disclosure Policy (as defined in Section 2(r) hereunder), as amended from time to time, which includes the requirement of entering into confidentiality agreements with certain third parties who will be receiving non-public portfolio holdings of the Trust that meet the minimum requirements of the Selective Disclosure Policy.
     2. Subadviser Duties. Subject to the supervision of the Trust’s Board of Trustees (the “Board”) and the Investment Adviser, the Subadviser will provide a continuous investment program for the Portfolio and determine the composition of the assets of the Portfolio. The Subadviser will provide investment research and analysis, which may include computerized investment methodology, and will conduct a continuous program of evaluation, investment, purchases and/or sales, and reinvestment of the Portfolio’s assets by determining the securities, cash and other investments, including, but not limited to, futures, options contracts, swaps and other derivative instruments, if any and to the extent permitted in the Portfolio’s Registration Statement, that shall be purchased, entered into, retained, sold, closed, or exchanged for the Portfolio, when these transactions should be executed, and what portion of the assets of the Portfolio should be held in the various securities and other investments in which it may invest, and the Subadviser is hereby authorized to execute and perform such services on behalf of the Portfolio. Subject to written investment policies of the Portfolio that are communicated to the Subadviser in writing, the Subadviser shall make decisions for the Portfolio as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options, swaps and futures on foreign currencies and shall execute and perform the same on behalf of the Portfolio. The Subadviser is authorized to, and to the extent the relevant information (e.g., proxy statements) is forwarded to the Subadviser in a timely manner, shall exercise tender offers, exchange offers and vote proxies on behalf of the Portfolio, each as the Subadviser determines is in the best interest of the Portfolio in accordance with the Subadviser’s proxy voting policy. The Subadviser is authorized, on behalf of the Portfolio, to open brokerage accounts in accordance with Trust Procedures. The Subadviser is authorized, on behalf of the Portfolio, to enter into futures account agreements, negotiate ISDA master agreements and related documents, and to open accounts and take other necessary or appropriate actions related thereto, in accordance with Trust Procedures.
     No representation or warranty is given by the Subadviser as to the performance or profitability of the Portfolio(s) or the success of any investment strategy recommended or used by the Subadviser.
          In performing these duties, including delegation of these duties or performance of services to third parties as described in Section 1 above, the Subadviser:
          (a) will conform with (1) the 1940 Act, the Advisers Act and all rules and regulations thereunder, and releases and interpretations related thereto (including any no-action letters and exemptive orders which have been granted by the SEC applicable to the Trust, to the Investment Adviser (as provided to the Subadviser by the Investment Adviser), or to the Subadviser); (2) applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “1934 Act”); (3) Trust Procedures; (4) the Trust’s objectives, investment policies and investment restrictions as stated in the Trust’s Prospectus and Statement of Additional Information as supplemented or amended from time to time, as furnished to the Subadviser in writing; (5) the provisions of the Trust’s Registration Statement filed on Form N-1A under the Securities Act of 1933 (the “1933 Act”) and the 1940 Act, as supplemented or amended from time to time (the “Registration Statement”); (6) Section 851(b)(2) and (3) of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”); (7) any other applicable laws and regulations, including without limitation, proxy voting regulations; (8) the provisions of Section 817(h) of the Code, applicable to the Portfolio; (9) applicable rules, regulations and guidance issued thereunder of the FSA (defined in Section 15 hereunder) and (10) all other applicable federal and state laws and regulations, other than the Advisers Act, 1940 Act, 1933 Act and 1934 Act and related rules and regulations, pertaining to investment vehicles underlying variable annuity and/or variable life insurance contracts which have been notified to the Subadviser in writing. To the extent that the Subadviser engages in transactions that require segregation of assets or other arrangements, including but not limited to, options, futures contracts, short sales or borrowing transactions, the Subadviser shall designate to the Trust’s custodian, who shall be identified by the Investment Adviser in writing, those assets to be segregated in accordance with the 1940 Act, if necessary, based upon trading strategies and positions the Subadviser employs on behalf of the Portfolio, as well as to segregate assets, if necessary, in accordance with the 1934 Act and any other requirements of broker/dealers who may execute transactions for the Portfolio in connection therewith. Until the Investment Adviser delivers any supplements or amendments to the Subadviser, the Subadviser shall be fully protected in relying on the Trust’s Registration Statement previously furnished by the Investment Adviser to the Subadviser. In managing the Portfolio in accordance with the requirements of this Section 2, the Subadviser shall be entitled to receive and act or rely upon advice of counsel to the Trust, to the Investment Adviser or to the Subadviser that is also acceptable to the Investment Adviser. The Subadviser shall bear fees and expenses of such legal counsel to the Subadviser and shall not bear fees and expenses of such legal counsel to the Trust or Investment Adviser.
          (b) will (i) identify each position in the Portfolio that constitutes stock in a Passive Foreign Investment Company (“PFIC”), as that term is defined in Section 1296 of the Code, and (ii) make such determinations and inform the Investment Adviser at least annually (or more often and by such date(s) as the Investment Adviser shall reasonably request) of any stock in a PFIC.
          (c) is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for the Portfolio, for broker-dealer and futures commission merchant (“FCM”) selection, and for negotiation of commission rates. The Subadviser’s primary consideration in effecting a security or other transaction will be to obtain the best execution for the Portfolio, taking into account, among other things, its own policies and the factors specified in the Prospectus and Statement of Additional Information for the Trust, as they may be amended or supplemented from time to time and furnished to the Subadviser. Subject to such Trust Procedures and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Portfolio to pay a broker or dealer, acting as agent, for effecting a Portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Subadviser’s (or its affiliates’) overall responsibilities with respect to the Portfolio and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Subadviser is further authorized to place orders on behalf of the Portfolio through the Subadviser if the Subadviser is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission (“CFTC”), through any of its affiliates that are brokers or dealers or FCMs or such other entities which provide similar services in foreign countries, or through such brokers and dealers that also provide research or statistical research and material, or other services to the Portfolio or the Subadviser. Such allocation shall be in such amounts and proportions as the Subadviser shall determine consistent with the above standards, and, upon request, the Subadviser will report on said allocation to the Investment Adviser and Board, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefor. The Subadviser is authorized to open brokerage accounts on behalf of the Portfolio in accordance with Trust Procedures. The Subadviser shall not direct brokerage to any broker-dealer in recognition of, or otherwise take into account in making brokerage allocation decisions, sales of shares of a Portfolio or of any other investment vehicle by that broker-dealer.
          (d) may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement as furnished to the Subadviser. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in a manner that is intended and designed to be fair and equitable with respect to the immediate transaction(s) or over time as applicable, and in all cases consistent with the Subadviser’s fiduciary obligations to the Portfolio. Aggregation may on some occasions operate to the advantage of the Trust or Portfolio and on other occasions to the disadvantage of the Trust or Portfolio although the Subadviser confirms that the aggregation of orders and transactions will not likely work overall to the disadvantage of the Trust or Portfolio if the Trust’s or Portfolio’s order is to be aggregated.
          (e) will, in connection with the purchase and sale of securities for the Portfolio, together with the Investment Adviser, arrange for the transmission to the custodian and recordkeeping agent for the Trust, on a daily basis, such confirmation(s), trade tickets, and other documents and information, including, but not limited to, CUSIP, SEDOL, or other numbers that identify securities to be purchased or sold on behalf of the Portfolio, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Portfolio, and with respect to Portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust’s custodian and recordkeeping agent, and, if required, the Investment Adviser. The Subadviser agrees to comply with such rules, procedures and time frames as the Trust’s custodian may reasonably set or provide with respect to the clearance and settlement of transactions for a Portfolio, including but not limited to submission of trade tickets. The assets of the Portfolios will be maintained in the custody of a custodian (who shall be identified by the Investment Adviser in writing), and any Portfolio assets shall be delivered directly to the Trust’s custodian. The Subadviser will not have custody of any securities, cash or other assets of a Portfolio and will not be liable for any loss resulting solely from any act or omission of the custodian. The Subadviser shall have no authority, responsibility or obligation with respect to the custody, receipt or delivery of securities or other assets of a Portfolio, unless resulting from the Subadviser’s act or omission (i.e., incorrect inputting of a trade order). The Investment Adviser or the Trust shall be responsible for all custodial arrangements, including the payment of all fees and charges to the custodian.
          (f) will provide reasonable assistance to the Investment Adviser, custodian or recordkeeping agent for the Trust in determining or confirming, consistent with the procedures and policies stated in the Trust’s valuation procedures and/or the Registration Statement, the value of any portfolio securities or other assets of the Portfolio for which the Investment Adviser, custodian or recordkeeping agent seeks assistance from the Subadviser or identifies for review by the Subadviser. Such reasonable assistance shall include (but is not limited to): (i) designating and providing timely access, on an as-needed basis and upon the reasonable request of the Investment Adviser or custodian, to one or more employees of the Subadviser who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation when the Board’s Valuation Committee convenes; (ii) notifying the Investment Adviser in the event any Portfolio security’s value does not appear to reflect corporate actions, news, significant events or such security otherwise requires review to determine if fair valuation is necessary under the Trust’s procedures; (iii) applying to the Portfolio’s assets the procedures of the Subadviser used for valuing the assets held by other accounts under management of the Subadviser and notifying the Investment Adviser of the valuation of such assets determined under such procedures, including in the event that the application of such procedures would result in a determination of fair value with respect to any asset held by the Portfolio where a market quotation is not readily available or is deemed to be unreliable with respect to such asset; (iv) upon the request of the Investment Adviser or custodian, assisting in obtaining bids and offers or quotes from broker/dealers or market-makers with respect to securities held by the Portfolio; (v) verifying pricing and providing fair valuations or recommendations for fair valuations in accordance with the Trust’s valuation procedures, as they may be amended from time to time; and (vi) maintaining adequate records and written backup information with respect to the securities valuation services provided hereunder, and providing such information to the Investment Adviser or the Trust upon request. Such records shall be deemed to be Trust records.
          (g) will maintain and preserve such records related to the Portfolio’s transactions effected by the Subadviser pursuant to its services provided under this Agreement as required under the 1940 Act and the Advisers Act. The Subadviser will make available to the Trust and the Investment Adviser promptly upon request, any of the Portfolio’s investment records and ledgers maintained by the Subadviser (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Trust), as are necessary to assist the Trust and the Investment Adviser in complying with requirements of the 1940 Act and the Advisers Act, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

          (h) will regularly report to the Board on the investment program for the Portfolio and the issuers and securities represented in the Portfolio, and will furnish the Board, with respect to the Portfolio, such periodic and special reports as the Board and the Investment Adviser may reasonably request, including, but not limited to, reports concerning transactions and performance of the Portfolio, a quarterly compliance checklist, reports regarding compliance with the Trust’s procedures pursuant to Rules 17e-1, 17a-7, 10f-3 and 12d3-1 under the 1940 Act, fundamental investment restrictions, procedures for opening brokerage accounts and commodity trading accounts, liquidity determination of securities purchased pursuant to Rule 144A and 4(2) commercial paper, IOs/POs, confirmation of the liquidity of all other securities in the Trusts, and compliance with the Subadviser’s Code of Ethics, and such other reports or certifications that the Investment Adviser may reasonably request from time to time.
          (i) will adopt a written Code of Ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Trust with a copy of the Code of Ethics, together with evidence of its adoption. Within 45 days of the end of each calendar quarter during which this Agreement remains in effect, the head of compliance, head of legal, chief executive officer or chief finance officer (or as the Subadviser deems appropriate) of the Subadviser shall certify to the Investment Adviser that the Subadviser has complied with the requirements of Rule 17j-1 during the previous calendar quarter and that, except as otherwise disclosed, there have been no violations of the Code of Ethics or, if a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of the Investment Adviser or the Trust, the Subadviser shall permit representatives of the Investment Adviser and the Trust to examine the reports (or summaries of the reports and records, with non-public personal information redacted) required to be made under the Code of Ethics and other records evidencing enforcement of the Code of Ethics. Notwithstanding anything herein to the contrary, the Subadviser shall not redact any information that the Investment Adviser or the Trust would reasonably consider relevant information for the purpose of the examination, including non-public personal information.
          (j) will provide to the Investment Adviser a copy of the Subadviser’s Form ADV, and any supplements or amendments thereto, as filed with the SEC, on an annual basis (or more frequently if requested by the Investment Adviser or the Board) including any portion which contains disclosure of legal or regulatory actions. The Subadviser represents and warrants that it is a duly registered investment adviser under the Advisers Act and will notify the Investment Adviser immediately if any action is brought by any regulatory body which would affect that registration.
          (k) will be responsible for meeting the Subadviser’s regulatory obligations, including the preparation and filing of such reports with respect to the assets of the Portfolio reflecting holdings over which the Subadviser or its affiliates have investment discretion as may be required from time to time, including but not limited to Schedule 13G, Form 13F and Form SH.
          (l) will not permit any employee of the Subadviser to have any material involvement with the management of the Portfolio if such employee has:

               (i) been, within the last ten (10) years, convicted of or acknowledged commission of any felony or misdemeanor (a) involving the purchase or sale of any security, (b) involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, (c) involving sections 1341, 1342 or 1343 of Title 18 of the U.S. Code, or (d) arising out of such person’s conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee or officer or director of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act;
               (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction, from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.
          (m) will not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in providing services under this Agreement or in accordance with applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Trust and the Investment Adviser will not disclose or use any records or information with respect to the Subadviser obtained pursuant to this Agreement, in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if the Board has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.
          (n) will provide reasonable assistance to the Investment Adviser, the Trust, and any of its or their trustees, directors, officers, and/or employees in complying with the provisions of the Sarbanes-Oxley Act of 2002 to the extent such provisions relate to the services to be provided by, and the obligations of, the Subadviser hereunder. Specifically, and without limitation to the foregoing, the Subadviser agrees to provide certifications to the principal executive and financial officers of the Trust (the “certifying officers”) that correspond to and/or support the certifications required to be made by the certifying officers in connection with the preparation and/or filing of the Trust’s Form N-CSRs, N-Qs, N-SARs, shareholder reports, financial statements, and other disclosure documents or regulatory filings, in such form and content as the Trust shall reasonably request or in accordance with procedures adopted by the Trust.
          (o) is, along with its affiliated persons, permitted to enter into transactions with the other portfolios of the Trust and affiliated persons of those other portfolios of the Trust (collectively, the “Other Portfolios”). In doing so, the Subadviser is prohibited from consulting with the Investment Adviser or the subadvisers of these Other Portfolios concerning securities transactions of the Portfolio except for the purpose of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act.
          (p) will exercise voting rights with respect to portfolio securities held by a Portfolio in accordance with written policies and procedures adopted by the Subadviser, which may be amended from time to time, and which at all times shall comply with the requirements of applicable federal statutes and regulations and any related SEC guidance relating to such statutes and regulations (collectively, “Proxy Voting Policies and Procedures”). The Subadviser shall vote proxies on behalf of the Portfolio in a manner deemed by the Subadviser to be in the best interests of the Portfolio pursuant to the Subadviser’s written Proxy Voting Policies and Procedures. The Subadviser shall provide disclosure regarding the Proxy Voting Policies and Procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement. The Subadviser shall report to the Investment Adviser in a timely manner a record of all proxies voted, in such form and format that complies with acceptable federal statutes and regulations (e.g., requirements of Form N-PX). The Subadviser shall certify at least annually or more often as may reasonably be requested by the Investment Adviser, as to its compliance with its own Proxy Voting Policies and Procedures and applicable federal statutes and regulations.
          (q) will provide reasonable assistance to the Trust and the Trust’s Chief Compliance Officer (“CCO”) in complying with Rule 38a-1 under the 1940 Act. Specifically, the Subadviser represents and warrants that it shall maintain a compliance program in accordance with the requirements of Rule 206(4)-7 under the Advisers Act, and shall provide the CCO with reasonable access to information regarding the Subadviser’s compliance program, which access shall include on-site visits with the Subadviser as may be reasonably requested from time to time. In connection with the periodic review and annual report required to be prepared by the CCO pursuant to Rule 38a-1, the Subadviser agrees to provide certifications as may be reasonably requested by the CCO related to the design and implementation of the Subadviser’s compliance program.
          (r) will comply with the Trust’s policy on selective disclosure of portfolio holdings of the Trust (the “Selective Disclosure Policy”), as provided in writing to the Subadviser and as may be amended from time to time. The Subadviser agrees to provide a certification with respect to compliance with the Trust’s Selective Disclosure Policy as may be reasonably requested by the Trust from time to time.
          (s) will notify the Investment Adviser as soon as reasonably possible having become aware thereof, in the event that in the judgment of the Subadviser, Portfolio share transaction activity becomes disruptive to the ability of the Subadviser to effectively manage the assets of a Portfolio consistent with the Portfolio’s investment objectives and policies.
          (t) will provide reasonable assistance as may be reasonably requested by the Investment Adviser in connection with compliance by the Portfolio with any current or future legal and regulatory requirements or class actions related to the services provided by the Subadviser hereunder.

          (u) will provide such certifications to the Trust as the Trust or the Investment Adviser may reasonably request related to the services provided by the Subadviser hereunder, including (but not limited to) certifications of compliance with Trust Procedures, the Registration Statement, and applicable securities regulations.
          (v) will monitor and, as soon as reasonably possible following its awareness of such events, inform the Investment Adviser of developments relating to class action litigation involving securities held by the Portfolio, and upon request by the Investment Adviser, research and confirm to the Investment Adviser whether the Portfolio held or traded in a particular security, on any particular day or during any particular timeframe within the term of this Agreement, as the Investment Adviser may specify; and Subadviser will provide relevant trade information or documentation (for example, a schedule of purchases and sales and/or holdings or trade confirmations) for such security.
          (w) will provide reasonable assistance to the Investment Adviser with respect to the annual audit of the Trust’s financial statements, including, but not limited to: (i) providing broker contacts as needed for obtaining trade confirmations (in particular with respect to investments in loans (including participations and assignments) and all derivatives, including swaps); (ii) providing copies of all documentation relating to investments in loans (including participations and assignments) and derivative contracts, within a reasonable time after the execution of such documentation; (iii) providing assistance in obtaining trade confirmations in the event the Trust or the Trust’s independent registered public accounting firm is unable to obtain such confirmations directly from the brokers; and (iv) obtaining market quotations for investments (including investments in loans (including participations and assignments) and derivatives) that are not readily ascertainable in the event the Trust or the Trust’s independent registered public accounting firm is unable to obtain such market quotations through independent means.
          (x) will, on an annual basis, advise the Investment Adviser consistent with the 1940 Act and rules, regulations, releases and interpretations related thereto (i) if the Subadviser acts as sub-adviser to another U.S. registered mutual fund that follows the same investment strategy as the Portfolio and (ii) if so, whether the Subadviser’s fee rate is less than the rate charged the Investment Adviser for management of the Portfolio.
     3. Disclosure about Subadviser and Portfolio. The Subadviser represents that it has reviewed the current Registration Statement and agrees to promptly review future amendments to the Registration Statement, including any supplements thereto, that are furnished to it in writing and which relate to the Subadviser or the Portfolio, filed with the SEC (or which will be filed with the SEC in the future) and represents and warrants that, solely with respect to the disclosure respecting or relating to the Subadviser or the Portfolio and provided by the Subadviser to the Trust for inclusion in the Registration Statement, such portion of the Registration Statement contains as of the date hereof, and will contain as of the date of any Registration Statement or supplement thereto, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Subadviser further agrees to notify the Investment Adviser and the Trust immediately of any material fact regarding the Subadviser and/or the Portfolio, known to the Subadviser respecting or relating to the Subadviser, that is not contained in the Registration Statement or prospectus for the Trust, or any amendment or supplement thereto, or of any statement respecting or relating to the Subadviser and/or the Portfolio contained therein that becomes untrue in any material respect. With respect to the disclosure respecting the Portfolio, the Subadviser confirms that the description in the Trust’s prospectus, including the Portfolio’s goal, investment strategies and risks (the “Portfolio Description”), as of the date of this Agreement and as of the date of any Registration Statement or supplement thereto (provided the Subadviser has been give the opportunity to comment thereon), is consistent with the manner in which the Subadviser intends to manage the Portfolio, and the identification of risks is inclusive of all material risks known to the Subadviser that are expected to arise in connection with the manner in which the Subadviser intends to manage the Portfolio. The Subadviser further agrees to notify the Investment Adviser and the Trust promptly in the event that the Subadviser becomes aware that the Portfolio Description for a Portfolio is inconsistent in any material respect with the manner in which the Subadviser is managing the Portfolio, and in the event that the identified risks are inconsistent in any material respect with the risks known to the Subadviser that arise in connection with the manner in which the Subadviser is managing the Portfolio. In addition, the Subadviser agrees to comply with the Investment Adviser’s reasonable request for information regarding the personnel of the Subadviser who are responsible for the day-to-day management of a Portfolio’s assets.
     4. Expenses. All expenses not specifically assumed by the Subadviser hereunder or by the Investment Adviser under the Advisory Agreement are borne by the applicable Portfolio of the Trust. The Subadviser shall bear the expenses incurred by it, its staff, delegees and agents in connection with the performance of the Subadviser’s obligations under this Agreement, including but not limited to salaries of its personnel, overhead, travel, preparation of Board materials by the Subadviser, review by the Subadviser of its marketing materials or other information provided by the Subadviser to the Investment Adviser and/or the Trust’s Distributor, and marketing support provided by the Subadviser.
     If the Subadviser makes a change to its structure or ownership, relevant investment personnel investment style or style of management, or other material changes (“Changes”) that require immediate disclosure in the Prospectus or any required regulatory documents by supplement, the Sub-Adviser agrees to pay to the Investment Adviser the cost of generating a prospectus supplement, which includes preparation, filing, printing, and distribution (including mailing) of the supplement and provided that at the time of notification to the Trust by the Subadviser of such Changes, the Trust is not generating a supplement for other purposes or the Trust does not consent to add such Changes to a pending supplement (an “off-cycle distribution”). Such consent shall not be unreasonably withheld. In the event two or more subadvisers each require a supplement simultaneously, the expense of each supplement will be shared pro rata with such other subadviser(s) based upon the number of pages required by each such subadviser. The parties will use best practicable efforts to mitigate incidences of off-cycle distribution. The Trust, the Subadviser and the Investment Adviser shall not be considered as partners or participants in a joint venture.
     5. Compensation. For the services provided and the expenses borne by the Subadviser pursuant to this Agreement, the Investment Adviser will pay to the Subadviser a fee in accordance with Exhibit A attached to this Agreement. This fee will be computed and accrued daily and payable monthly. The fees for any month during which this Agreement is in effect for less than the entire month shall be pro-rated based on the number of days during such month that the Agreement was in effect.
     6. Seed Money. The Investment Adviser agrees that the Subadviser shall not be responsible for providing money for the initial capitalization of any Portfolio.
     7. Compliance.
          (a) The Subadviser agrees that it shall, unless prohibited by applicable law after all reasonable efforts consistent with being a fiduciary to the Portfolios to find an interpretation under such law to allow the notification herein described (in which case it shall immediately notify the Investment Adviser and the Trust of such prohibition and the standing therefore, unless prohibited by applicable law), immediately notify the Investment Adviser and the Trust (i) in the event that the SEC, CFTC, FSA, or any banking or other regulatory body has censured the Subadviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration, if any, or ability to serve as an investment adviser; or has commenced proceedings or an investigation that can reasonably be expected to result in any of these actions; (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; and (iii) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder.
          (b) The Investment Adviser agrees that it shall, unless prohibited by applicable law after all reasonable efforts consistent with being a fiduciary to the Portfolio to find an interpretation under such law to allow the notification herein described (in which case it shall immediately notify the Subadviser of such prohibition and the standing therefore, unless prohibited by applicable law), immediately notify the Subadviser (i) in the event that the SEC has censured the Investment Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Investment Adviser’s registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions; (ii) upon having a reasonable basis for believing that a Portfolio has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Code; or (iii) upon having a reasonable basis for believing that the Portfolio has ceased to comply with the diversification provisions of Section 817(h) of the Code or the Regulations thereunder.
     8. Independent Contractor. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Investment Adviser from time to time, have no authority to act for or represent the Investment Adviser in any way or otherwise be deemed its agent. The Subadviser understands that unless provided herein or authorized from time to time by the Trust, the Subadviser shall have no authority to act for or represent the Trust in any way or otherwise be deemed the Trust’s agent.
     9. Books and Records. In compliance with the requirements of and to the extent required by Section 31(a) of the 1940 Act and the rules thereunder, the Subadviser hereby agrees that all records which it maintains for the Portfolio are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s or the Investment Adviser’s request, although the Subadviser may, at its own expense, make and retain a copy of such records.
     10. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the FSA, SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Trust.
     11. Responsibility and Control. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Trust reserves the right to direct or disapprove any action in writing hereunder taken on its behalf by the Subadviser, provided, however, that the Subadviser shall not be liable for any losses or claims to the Trust or Investment Adviser resulting from the Trust’s written direction, or from the Trust’s written disapproval of any action proposed to be taken by the Subadviser.
     12. Services Not Exclusive. It is understood that the services of the Subadviser and its employees are not exclusive, and nothing in this Agreement shall prevent the Subadviser (or its employees or affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Portfolio) or from engaging in other activities, and shall not in any way limit or restrict the Subadviser or any of its officers, employees or agents from buying, selling or trading any securities for their own accounts or for the accounts of others for whom it or they may be acting subject to applicable law, including insider trading laws. The Subadviser and, where applicable its employees or affiliates, may give advice to, and make investments on behalf of the Trust or Portfolios which may differ from advice given to, or investments made on behalf of, other accounts advised by the Subadviser even though the objectives of one or more of the Portfolios and such other accounts may be the same or similar, provided, however, that in performing its obligations under this Agreement, the Subadviser shall act in good faith, in accordance with its fiduciary duty to the Trust and Portfolios and in conformance with the 1940 Act, Advisers Act, and other applicable law.
     13. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Investment Adviser agree that the Subadviser, any affiliated person of the Subadviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls the Subadviser, shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of its willful misfeasance, bad faith, or gross negligence in the performance of the Subadviser’s duties, or by reason of reckless disregard of the Subadviser’s obligations and duties under this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver or limitation of rights that the Trust may have under federal or state securities laws.

     14. Indemnification.
          (a) The Subadviser agrees to indemnify and hold harmless, the Investment Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act (“affiliated person”) of the Investment Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls (“controlling person”) the Investment Adviser (collectively, “PL Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Investment Adviser or such PL Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Subadviser’s responsibilities to the Trust which (i) are based upon any willful misfeasance, bad faith, gross negligence, or reckless disregard of, the Subadviser’s obligations and/or duties under this Agreement by the Subadviser or by any of its directors, officers or employees, or any affiliate acting on behalf of the Subadviser (other than a PL Indemnified Person), or any of its delegates or agents (pursuant to Section 1 of this Agreement); (ii) are based upon the Subadviser’s breach of any provision of this Agreement, including breach of any confirmation, representation, warranty or undertaking or (iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus covering the Shares of the Trust or any Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, if such a statement or omission was made in reasonable reliance upon information furnished in writing, for inclusion in the Registration Statement, to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Subadviser or any affiliated person of the Subadviser (other than a PL Indemnified Person) or any of its delegates or agents (pursuant to Section 1 of this Agreement) and provided, however, that in no case is the Subadviser’s indemnity in favor of the Investment Adviser or any affiliated person or controlling person of the Investment Adviser deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement
          (b) The Investment Adviser agrees to indemnify and hold harmless the Subadviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act of the Subadviser and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls (“controlling person”) the Subadviser (collectively, “Subadviser Indemnified Persons”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which a Subadviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Investment Adviser’s responsibilities as Investment Adviser of the Trust which (i) are based upon any willful misfeasance, bad faith or gross negligence, or reckless disregard of, the Investment Adviser’s obligations and/or duties under this Agreement by the Adviser or by any of its directors, officers, or employees or any affiliate acting on behalf of the Investment Adviser (other than a Subadviser Indemnified Person) (ii) are based upon the Investment Adviser’s breach of any provision of this Agreement, including breach of any confirmation, representation, warranty or undertaking or (iii) are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus covering the Shares of the Trust or any Portfolio, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such a statement or omission was made in reasonable reliance upon information furnished in writing, for inclusion in the Registration Statement, to the Investment Adviser, the Trust, or any affiliated person of the Trust by the Subadviser or any affiliated person of the Subadviser (other than a PL Indemnified Person) provided however, that in no case is the Investment Adviser’s indemnity in favor of the Subadviser Indemnified Persons deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties, or by reason of his reckless disregard of obligations and duties under this Agreement.
          (c) Notwithstanding anything in this Agreement to the contrary contained herein, no party shall be responsible or liable (including for indemnification obligations) for its failure to perform under this Agreement or for any losses to another party or parties resulting from any event beyond its reasonable control or its agents’ reasonable control, including but not limited to nationalization, expropriation, devaluation, seizure or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Trust’s property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or acts of God, or any other similar event.
     15. Compliance with applicable laws and conflicts of interest
          (a) The Subadviser represents and warrants that it is authorized and regulated by the FSA in the conduct of its regulated activities. The Subadviser represents, warrants and covenants that it is, and during the term of this Agreement shall continue to be, authorized and regulated by the FSA in the conduct of its activities.
          (b) The Subadviser confirms the Agreement shall constitute a client agreement for the purposes of the rules of FSA (the “FSA Rules”).
          (c) The Subadviser confirms that it shall treat the Trust, Investment Adviser and each Portfolio as a Professional Client for the purposes of the FSA Rules.
          (d) The Subadviser undertakes not to effect investments on account of the Trust or the Portfolios with or through the agency of a person who provides services under any soft commission agreement.
          (e) The Subadviser represents and warrants that it has in operation a written procedure for the effective consideration and proper handling of complaints from its customers, including the Trust or Investment Adviser. Any formal complaints under this Agreement should be referred to the compliance officer of the Subadviser.
          (f) Each of the Trust and Investment Adviser represent and warrant to the Subadviser that it has received and read a copy of the Prospectus and Statement of Additional

Information, including the risk disclosure included therein. The Trust and Investment Adviser each acknowledge that it understands the high degree of risk involved in making investments in emerging markets.
          (g) The Trust and Investment Adviser acknowledge receiving a copy of the Subadviser’s Form ADV, including the conflict of interest disclosure included therein, at least 48 hours before executing this Agreement.
     16. Trust/Investment Adviser Agreements, Undertakings, Representations and Warranties
          (a) The Trust and Investment Adviser represent and warrant to the Subadviser that the investment objective, subject to the investment restrictions, are consistent with and do not otherwise conflict with the Agreement and Declaration of Trust, By-Laws, Trust Procedures, Prospectus and Statement of Additional Information and the requirements of all applicable Laws. The Subadviser has no obligation or responsibility to inquire as to the suitability of the investment objective and the investment restrictions and the Trust and Investment Adviser shall be solely responsible for (i) reviewing such objectives and restrictions from time to time in accordance with the requirements of Agreement and Declaration of Trust, By-Laws, Prospectus and Statement of Additional Information and applicable laws; (ii) monitoring and advising the Subadviser of any amendments to or changes in interpretation by any regulatory authorities of the applicable laws to the extent such amendments or changes of interpretation impact on such objectives and restrictions and the provisions of this Agreement; and (iii) filing such objectives and restrictions, this Agreement, such agreements entered into between the custodian and the Trust, such other required information relating to the Portfolios and any amendments to such objectives and restrictions and such agreements with the relevant regulatory authorities, if required by the applicable laws and from time to time.
          (b) The Trust and Investment Adviser agree that the Subadviser has no obligation to inquire as to the identity of or make regulatory filings in respect of any other assets held by the Trust or the Portfolio over which the Subadviser does not exercise investment discretion and that the Trust and Investment Adviser are solely responsible for ensuring that the assets of the Trust, including the Portfolios, taken as a whole comply with applicable laws. The Subadviser agrees to dispose of any investment or assets of the Portfolios if so requested by the Trust or Investment Adviser to do so in order to ensure the assets of the Trust or Portfolios as a whole so comply.
          (c) Each of the Trust and Investment Adviser represents and warrants to the Subadviser that it has received and read a copy of the Emerging Markets Risk Disclosure Statement provided by the Subadviser to the Trust and Investment Adviser by email prior to the commencement of operations of the Emerging Markets Debt Portfolio. Each of the Trust and Investment Adviser acknowledges that it understands the high degree of risk involved in making investments in emerging markets. For the avoidance of doubt, the documents described in Section 1 herein and in particular any risk disclosure statements contained in the Portfolio’s Registration Statement will govern the Portfolio’s risk disclosures.

          (d) Each of the Trust and Investment Adviser shall, based on the Subadviser’s reports, keep itself appropriately appraised of the investment positions and strategy being pursued by the Subadviser. To the extent that the Trust or Investment Adviser has concerns that the investment positions and/or strategy may be in any way inconsistent with its expectations or requirements, it shall raise such concerns promptly with the Subadviser. The Subadviser shall notify Investment Adviser in the event it plans to begin any new strategy which is not already disclosed in the Registration Statement for the Portfolios prior to such investment. The Subadviser shall also provide such daily, monthly or quarterly reports concerning investments, exposure, counterparty risk, leverage, credit risk or such other factors as the Investment Adviser may reasonably request.
          (e) The Trust and the Investment Adviser undertake to provide the Subadviser with an Authorized Signatory List promptly upon the signing of this Agreement and promptly after any change thereto. The Subadviser undertakes to provide the Trust and the Investment Adviser and the Trust’s custodian with an Authorized Signatory List promptly upon the execution of this Agreement and promptly after any change thereto.
          (f) The Trust and the Investment Adviser will, for the duration of this Agreement, not directly or indirectly solicit or induce any personnel of the Subadviser or its affiliated companies to leave the employ of the Subadviser or affiliated company. After personnel of the Subadviser or an affiliate cease to be in the employ of the Subadviser or affiliate, The Trust or the Investment Adviser shall be free to directly or indirectly employ or retain such personnel in any capacity, so long as the Trust or the Investment Adviser did not solicit or induce such personnel to leave the employ of the Subadviser or its affiliate. The Subadviser will, for the duration of this Agreement, not directly or indirectly solicit or induce any personnel of the Trust and the Investment Adviser or its affiliated companies to leave the employ of the Trust, Investment Adviser or affiliated company. After personnel of the Trust, Investment Adviser or an affiliate cease to be in the employ of the Trust, Investment Adviser or affiliate, the Subadviser shall be free to directly or indirectly employ or retain such personnel in any capacity, so long as the Subadviser did not solicit or induce such personnel to leave the employ of the Trust, Investment Adviser or its affiliate.
     17. Duration and Termination. This Agreement shall become effective as of the date of execution first written above, and shall continue in effect for a period not to exceed two years and continue thereafter on an annual basis with respect to the Portfolio; provided that such annual continuance is specifically approved at least annually (a) by the vote of a majority of the Board, or (b) by the vote of a majority of the outstanding voting shares of the Portfolio, and provided that continuance is also approved by the vote of a majority of the Board who are not parties to this Agreement or “interested persons” (as such term is defined in the 1940 Act) of the Trust, the Investment Adviser, or the Subadviser, cast in person at a meeting called for the purpose of voting on such approval.
          This Agreement may be terminated with respect to any Portfolio:
          (a) by the Trust at any time with respect to the services provided by the Subadviser, without the payment of any penalty, by vote of a majority of the Board or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular

Portfolio, by vote of a majority of the outstanding voting shares of such Portfolio, upon sixty (60) days’ prior written notice to the Subadviser and the Investment Adviser;
          (b) by the Subadviser at any time, without the payment of any penalty, upon sixty (60) days’ prior written notice to the Investment Adviser and the Trust.
          (c) by the Investment Adviser at any time, without the payment of any penalty, upon sixty (60) days’ prior written notice to the Subadviser and the Trust.
          This Agreement will terminate automatically in event of its assignment under the 1940 Act and any rules adopted by the SEC thereunder, but shall not terminate in connection with any transaction not deemed an assignment. In the event this Agreement is terminated or is not approved in the manner described above (i) Subadviser agrees to provide all reports, certification and assistance called for pursuant to paragraphs 2(b), 2(h), 2(i), 2(k), 2(n), 2(p), and 2(q) within 30 business days of termination; and (ii) the Sections or Paragraphs numbered 2(g) for a period of six years, and 2(m), 2(t), 9, 10, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22 and 23 of this Agreement as well as any applicable provision of this Paragraph numbered 17 shall remain in effect.
     18. Use of Name.
          (a) It is understood that the name “Pacific Life Insurance Company,” “Pacific Life Fund Advisors LLC,” “Pacific Asset Management,” and “Pacific Select Fund” and any abbreviated forms and any derivatives thereof and any logos associated with those names (including, without limitation, the whale logo) are the valuable property of the Investment Adviser and its affiliates, and that the Subadviser shall not use such names (or abbreviations, derivatives or logos) without the prior written approval of the Investment Adviser and only so long as the Investment Adviser is an investment adviser to the Trust and/or the Portfolio. Upon termination of this Agreement, the Subadviser shall forthwith cease to use such names (or abbreviations, derivatives or logos).
          (b) It is understood that the name “Ashmore” and any derivative thereof or any logo associated with that name are the valuable property of the Subadviser and that the Trust and the Investment Adviser have the right to use such name (or derivative or logo), in the Trust’s prospectus, SAI and Registration Statement or other filings, forms or reports required under applicable state or federal securities, insurance, or other law, for so long as the Subadviser is a Subadviser to the Trust and/or one of the Portfolios, provided; however, that the Trust may continue to use the name of the Subadviser in its Registration Statement and other documents after the Subadviser ceases to be the subadviser to the Trust and/or one of the Portfolios, to the extent deemed necessary by the Trust to comply with disclosure obligations under applicable law and regulation. Neither the Trust nor the Investment Adviser shall use the Subadviser’s name or logo in promotional or sales related materials prepared by or on behalf of the Investment Adviser or the Trust, without prior review and approval by the Subadviser, which may not be unreasonably withheld. Upon termination of this Agreement, the Trust and the Investment Adviser shall forthwith cease to use such names (and logo), except as provided for herein.

     19. Limitation of Liability. A copy of the Declaration of Trust for the Trust is on file with the Secretary of the State of Massachusetts. The Declaration of Trust has been executed on behalf of the Trust by a Trustee of the Trust in his capacity as Trustee of the Trust and not individually. The obligations of this Agreement with respect to the Portfolio shall be binding upon the assets and property of each such Portfolio individually, and not jointly, and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Trust individually, or upon the Trust generally or upon any other portfolio of the Trust.
     20. Notices. All notices and other communications hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or by a reputable overnight delivery service which provides evidence of receipt to the parties at the following address or to such other address or addresses of which the respective party shall have notified the other, followed by an electronic mail to the email addresses listed below, provided that before any writing is sent (whether via mail or electronic mail), that a notification by phone call first be made to the respective party(ies) at the telephone number(s) listed below.
A.	if to the Subadviser, to:
Ashmore Investment Management Limited
61 Aldwych
London
WC2B 4AE
United Kingdom
Facsimile transmission number: +44 20 3077 6001
Attention: Head of Legal
Email: legal@ashmoregroup.com
B.	if to the Investment Adviser, to:
Pacific Life Fund Advisors LLC
 700 Newport Center Drive
Newport Beach, CA 92660
Attention: Robin S. Yonis
Email: RobinYonis@PacificLife.com
And a copy email to: LegalNotifications@PacificLife.com
C.	if to the Trust, to:
Pacific Select Fund
c/o Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660
Attention: Robin S. Yonis
Email: RobinYonis@PacificLife.com
And a copy email to: LegalNotifications@PacificLife.com

     21. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.
     22. Confidentiality. Each party shall treat as confidential all Confidential Information (as that term is defined below or as otherwise defined in this Agreement) of the other and use such information only in furtherance of the purposes of this Agreement. Each party shall limit access to the Confidential Information to its affiliates, employees, consultants, agents, auditors and regulators who reasonably require access to such Confidential Information, and otherwise maintain policies and procedures designed to prevent disclosure of the Confidential Information. For purposes of this Agreement, Confidential Information shall include all non-public business and financial information, methods, plans, techniques, processes, documents and trade secrets of a party. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder, (ii) is furnished to the applicable party by a third party having a lawful right to do so, or (iii) was known to the applicable party at the time of the disclosure. Further, the parties are authorized to disclose Confidential Information if required by law or regulatory authorities having jurisdiction. The disclosing party shall, if permitted by applicable law, notify the other party of such disclosure as soon as reasonably practicable.
     23. Miscellaneous.
     (a) This Agreement shall be governed by the laws of California, without regard to the conflict of law principles thereof, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder. The term “affiliate” or “affiliated person” as used in this Agreement shall mean “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.
     (b) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
     (c) To the extent permitted under Section 18 of this Agreement and under the 1940 Act, this Agreement may only be assigned by any party with prior written consent of the other parties.
     (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.
     (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first written above.
PACIFIC LIFE FUND ADVISORS, LLC

By:		By:

	Name:		Name:
	Title:		Title:
ASHMORE INVESTMENT MANAGEMENT LIMITED

By:		By:

	Name:		Name:
	Title:		Title:
PACIFIC SELECT FUND

By:		By:

	Name:		Name:
	Title:		Title:

Exhibit A
PACIFIC SELECT FUND
FEE SCHEDULE

Effective:

Portfolio:	Emerging Markets Debt Portfolio
     The Investment Adviser will pay to the Subadviser a monthly fee for its services for the above noted Portfolio based on the following formula:
(a) The annual percentage of the combined average daily net assets of the Emerging Markets Debt Portfolio and the PL Emerging Markets Debt Fund of Pacific Life Funds (“Combined Assets”) according to the following schedule:

Rate%	Break Point (assets)
If Combined Assets under $500 million:

0.550%	On first $250 million
0.500%	On excess

If Combined Assets at or above $500 million:

0.485%	Flat rate applies to total Combined Assets
Multiplied by
(b) The ratio of the Emerging Markets Debt Portfolio’s average daily net assets over the Combined Assets.
     Fees shall be payable within fifteen (15) business days after the end of month end. If the Subadviser provides services for less than a whole month, fees shall be prorated for any portion of a month in which the Agreement is not effective.